Exhibit 99.1

                       PMC-Sierra Reports Q2 2005 Results


    SANTA CLARA, Calif.--(BUSINESS WIRE)--July 21, 2005--

      Revenue in Second Quarter 2005 Increases 8.2% Sequentially

        --  Q2 Net Revenues: US$71.5 million

        --  Q2 Non-GAAP Net Income: US$7.2 million or $0.04 per share
            (diluted)

        --  Q2 GAAP Net Income: US$0.5 million or $0.00 per share
            (diluted)

    PMC-Sierra, Inc. (NASDAQ:PMCS), a leading provider of high-speed broadband communications and storage semiconductors and MIPS-Powered microprocessors, today reported results for the second quarter ending July 3, 2005.
    Net revenues in the second quarter of 2005 were $71.5 million, an increase of eight percent compared with $66.1 million for the first quarter of 2005, and a decrease of 17 percent compared with the second quarter of 2004.
    Net income in the second quarter of 2005 on a non-GAAP basis was $7.2 million (non-GAAP diluted earnings per share of $0.04) compared with non-GAAP net income of $3.9 million (non-GAAP diluted earnings per share of $0.02) in the first quarter of 2005. GAAP net income in the second quarter of 2005 was $0.5 million (GAAP diluted earnings per share of $0.00) compared with GAAP net income of $3.3 million in the first quarter of 2005 (GAAP diluted earnings per share of $0.02). Non-GAAP net income in the second quarter of 2005 excludes $7.6 million in restructuring costs ($6.6 million for workforce reduction and $1.0 million for asset write-downs) as well as $0.9 million for the reversal of provision for doubtful accounts receivable.
    For a full reconciliation of GAAP net income to non-GAAP net income, please refer to the supplemental schedule on page 6 of this release. The Company believes the additional non-GAAP measures provided are useful to investors for the performance of financial analysis. Management uses the non-GAAP measures internally to evaluate its in-period operating performance and to plan for the Company's future periods. However, non-GAAP measures are neither stated in accordance with, nor are they a substitute for, GAAP measures.
    "In the second quarter of 2005, we experienced solid growth in our telecom metro transport business and the company's storage revenues grew robustly," said Bob Bailey, chairman and chief executive officer of PMC-Sierra. "We are continuing to see strong activity in Asian geographies and are focused on growth opportunities including 3G Wireless and Voice over Internet Protocol applications."

    New products and company announcements in Q2 2005 include the following:

    MSP4200 VoIP `Router on a Chip' - the MSP4200 is the latest addition to our Multi-Service Processor (MSP) product family for Voice over Internet Protocol (VoIP) customer premises equipment (CPE). Together with PMC-Sierra's Voice Processing Firmware Module, the MSP4200 provides a field-proven VoIP terminal solution. PMC-Sierra's VoIP technology is the first to be certified by China Telecommunication Technology Labs (CTTL) and has achieved Best-In-Class results from the Telecommunications Technology Association (Korea) and CTTL. The MSP 4200 is based on a system-on-chip platform that provides voice and data components for both wired and wireless VoIP-enabled router applications. VoIP allows users to make phone calls over the Internet.

    TEMAP-168 - this framer is the industry's highest density, trans-multiplexing and PDH mapper solution for multi-service switches, routers and access systems. With the TEMAP 168, PMC-Sierra continues to expand its leadership in the transport market, offering a highly integrated, low power solution that requires half the board space of other available competitive offerings. The device also integrates essential performance monitoring and messaging functions to reduce overall equipment operating costs by eliminating the need for separate test access and monitoring hardware.

    CPRI-based Reference Design for 3G Wireless Base Stations - we announced the availability of our complete Common Public Radio Interface (CPRI(TM)) reference design that provides 3G base station vendors with significant time to market advantage by allowing low-cost prototype CPRI solutions to be developed and validated quickly. CPRI is an internationally adopted standard for modular system interfaces within 3G base station systems. Our reference design is the industry's most complete standard product solution and provides a clear path to higher integration and lower cost CPRI solutions through the migration to a single chip ASSP solution for production systems. The reference design is already being deployed by major OEMs and meets all the most demanding CPRI requirements including accurate delay calibration and high-quality clock recovery.

    Second Quarter 2005 Conference Call

    Management will review the second quarter 2005 results and provide guidance for the third quarter of 2005 during a conference call at 1:30 pm Pacific Time/4:30 pm Eastern Time on July 21, 2005. To listen to the call, investors can access an audio webcast of the conference call on the Financial Events and Calendar section at http://investor.pmc-sierra.com/. A replay of this webcast will be posted and available two hours after the conference call has been completed. To listen to the conference call live by telephone, please dial (719) 457-2642 approximately ten minutes before the start time. A telephone replay will be available 15 minutes after the completion of the call and can be accessed by dialing (719) 457-0820 (replay access code is 7270947). A replay of the webcast will be available for five business days.

    Third Quarter 2005 Conference Call

    PMC-Sierra is planning on releasing its results for the third quarter of 2005 on October 20th. A conference call will be held on the day of the release to review the quarter and provide an outlook for the fourth quarter of 2005.

    Safe Harbor Statement

    PMC-Sierra's forward-looking statements are subject to risks and uncertainties. Actual results may differ from these projections. The Company's SEC filings describe more fully the risks associated with market trends and sales of newer products, including rapid changes in demand due to customer inventory levels and production schedules, fluctuations in demand for networking equipment, risks of doing business in Asia, including the regional economy and local business practices, and customer concentration. The Company does not undertake any obligation to update the forward-looking statements.

    About PMC-Sierra

    PMC-Sierra(TM) is a leading provider of high-speed broadband communications semiconductors and MIPS-Powered(TM) processors for enterprise, access, metro, storage, wireless infrastructure and customer premises equipment. The company offers worldwide technical and sales support, including a network of offices throughout North America, Europe and Asia. The company is publicly traded on the NASDAQ Stock Market under the PMCS symbol and is included in the S&P 500 Index. For more information, visit www.pmc-sierra.com.

    (C)Copyright PMC-Sierra, Inc. 2005. All rights reserved. PMC,
PMCS, PMC-Sierra, and "Thinking You can Build On" are trademarks of PMC-Sierra, Inc. All other trademarks are the property of the respective owners


                           PMC-Sierra, Inc.
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
             (in thousands, except for per share amounts)

                                            Three Months Ended
                                       -----------------------------
                                                (unaudited)

                                        Jul 3,    Apr 3,    Jun 27,
                                         2005      2005       2004

Net revenues                           $ 71,541  $ 66,111  $ 85,703

Cost of revenues                         21,372    19,621    23,843
                                       --------- --------- ---------
 Gross profit                            50,169    46,490    61,860


Other costs and expenses:
 Research and development                29,456    31,416    30,689
 Marketing, general and administrative   13,251    13,004    12,203
 Amortization of deferred
  stock compensation:
   Marketing, general and
    administrative                          215         -         -
 Restructuring costs                      7,606       868         -
                                       --------- --------- ---------
Income (loss) from operations              (359)    1,202    18,968

Other income:
 Interest income, net                     2,502     2,685     1,055
 Foreign exchange gain (loss)               512      (590)       20
 Loss on extinguishment of debt and
  amortization of debt issue costs            -    (1,634)      (97)
 Gain on sale of property
  and investments                             -     1,439         -
                                       --------- --------- ---------
Income before provision for
 income taxes                             2,655     3,102    19,946

Recovery of (provision for)
 income taxes                            (2,126)      175    (4,537)
                                       --------- --------- ---------
Net income                             $    529  $  3,277  $ 15,409
                                       ========= ========= =========

Net income per common share - basic      $ 0.00    $ 0.02  $ 0.09

Net income per common share - diluted    $ 0.00    $ 0.02  $ 0.08

Shares used in per share
 calculation - basic                    183,386   182,192   179,570
Shares used in per share
 calculation - diluted                  188,305   188,678   190,136


                           PMC-Sierra, Inc.
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
             (in thousands, except for per share amounts)

                                                  Six Months Ended
                                               ---------------------
                                                    (unaudited)

                                                 Jul 3,    Jun 27,
                                                  2005      2004

Net revenues                                   $ 137,652  $ 164,363

Cost of revenues                                  40,993     47,600
                                               ---------- ----------
 Gross profit                                     96,659    116,763


Other costs and expenses:
 Research and development                         60,872     59,491
 Marketing, general and administrative            26,255     24,128
 Amortization of deferred stock compensation:
   Marketing, general and administrative             215        697
 Restructuring costs                               8,474          -
                                               ---------- ----------
Income (loss) from operations                        843     32,447

Other income:
 Interest income, net                              5,187      2,011
 Foreign exchange gain (loss)                        (78)       (13)
 Loss on extinguishment of debt and
  amortization of debt issue costs                (1,634)    (2,039)
 Gain on sale of property and investments          1,439      8,587
                                               ---------- ----------
Income before provision for income taxes           5,757     40,993

Recovery of (provision for) income taxes          (1,951)    (8,737)
                                               ---------- ----------
Net income                                     $   3,806  $  32,256
                                               ========== ==========

Net income per common share - basic               $ 0.02     $ 0.18
Net income per common share - diluted             $ 0.02     $ 0.17

Shares used in per share calculation - basic     182,789    178,989
Shares used in per share calculation - diluted   188,492    191,218



As a supplement to the Company's consolidated financial statements presented on a generally accepted accounting principles (GAAP) basis, the Company provides additional non-GAAP measures for net income and net income per share in its press release.

A non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The Company believes that the additional non-GAAP measures are useful to investors for the performance of financial analysis. Management uses these measures internally to evaluate its in-period operating performance and the measures are used for planning and forecasting of the Company's future periods. However, non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different non-GAAP measures and presentation of results.

                           PMC-Sierra, Inc.
       Reconciliation of GAAP net income to Non-GAAP net income
             (in thousands, except for per share amounts)
                              (unaudited)

                                            Three Months Ended
                                      ------------------------------
                                        Jul 3,    Apr 3,    Jun 27,
                                       2005 (1)  2005 (2)   2004 (3)

GAAP net income                        $   529   $ 3,277   $ 15,409

Amortization of deferred
 stock compensation                        215         -          -
Reversal of provision for excess
 inventory resulting from the
 sale of inventory that was
 previously provided for                     -         -       (651)
Restructuring costs                      7,606       868          -
Elimination of provision                  (900)        -          -
Loss on extinguishment of debt               -     1,618          -
Gain on sales of property
 and investments                             -    (1,439)         -
Recovery of prior year income taxes          -      (998)         -
Foreign exchange (gain)
 loss on Canadian taxes                   (522)      710          -
Income tax effect of above items           315      (150)       163
                                      --------- --------- ----------
Non-GAAP net income                    $ 7,243   $ 3,886   $ 14,921
                                      ========= ========= ==========

Non-GAAP net income per
 share - diluted                        $ 0.04    $ 0.02     $ 0.08

Shares used to calculate non-GAAP      188,305   188,678    190,136
  net income per share - diluted

Non-GAAP adjustments

The above amounts have been adjusted to eliminate the following:

(1) $0.2 million amortization of deferred stock compensation; $7.6 million restructuring costs including $6.6 million for workforce reduction and $1.0 million for asset write-downs; $0.9 million reversal of provision for doubtful accounts receivable; $0.5 million foreign exchange gain on Canadian taxes and $0.3 million income tax effect related to these non-GAAP adjustments.

(2) $0.9 million restructuring costs relating to workforce reduction, $1.6 million loss on extinguishment of debt, $1.4 million gain on sales of property and investments, $1.0 million reversal of state income tax, $0.7 million foreign exchange loss on Canadian taxes and $0.2 million income tax effect related to these non-GAAP adjustments.

(3) $0.7 million reversal of a provision for excess inventory resulting from the sale of inventory that was previously provided for and $0.2 million income tax effect related to this non-GAAP adjustment.


                           PMC-Sierra, Inc.
       Reconciliation of GAAP net income to Non-GAAP net income
             (in thousands, except for per share amounts)
                              (unaudited)

                                                  Six Months Ended
                                               ---------------------
                                                  Jul 3,    Jun 27,
                                                 2005 (4)   2004 (5)

GAAP net income                                  $ 3,806   $ 32,256

Amortization of deferred stock compensation          215        697
Reversal of provision for excess inventory
 resulting from the sale of inventory that
 was previously provided for                           -       (651)
Restructuring costs                                8,474          -
Elimination of provision                            (900)         -
Loss on extinguishment of debt                     1,618      1,845
Gain on sales of property and investments         (1,439)    (8,587)
Recovery of prior year income taxes                 (998)         -
Foreign exchange (gain) loss on Canadian taxes       188          -
Income tax effect of above items                     165        163
                                               ---------- ----------
Non-GAAP net income                             $ 11,129   $ 25,723
                                               ========== ==========

Non-GAAP net income per share - diluted           $ 0.06     $ 0.13

Shares used to calculate non-GAAP
  net income per share - diluted                 188,492    191,218


Non-GAAP adjustments

The above amounts have been adjusted to eliminate the following:

(4) $0.2 million amortization of deferred stock compensation; $8.5 million restructuring costs including $7.5 for workforce reduction and $1.0 million for asset write-downs; $0.9 million reversal of provision for doubtful accounts receivable; $1.6 million loss on extinguishment of debt, $1.4 million gain on sales of property and investments, $1.0 million reversal of state income tax; $0.2 million foreign exchange loss on Canadian taxes, and $0.2 million income tax effect relating to these non-GAAP adjustments.

(5) $0.7 million reversal of a provision for excess inventory resulting from the sale of inventory that was previously provided for, $0.7 million amortization of deferred stock compensation, $1.8 million loss on extinguishment of debt, $8.6 million gain on sale of an investment and $0.2 million income tax effect related to these non-GAAP adjustments.



                           PMC-Sierra, Inc.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)
                              (unaudited)

                                                Jul 3,      Dec 26,
                                                 2005        2004

ASSETS:
Current assets:
 Cash and short-term investments (1)          $ 306,736  $ 274,686
 Accounts receivable, net                        25,086     19,931
 Inventories, net                                14,712     15,823
 Prepaid expenses and other current assets       16,688     17,042
                                              ---------- ----------
  Total current assets                          363,222    327,482

Investment in bonds and notes (1)                55,189    139,111
Other investments and assets                      4,639      4,565
Property and equipment, net                      14,219     16,177
Goodwill and other intangible assets, net        12,760     12,910
Deposits for wafer fabrication capacity           5,145      6,779
                                              ---------- ----------
                                              $ 455,174  $ 507,024
                                              ========== ==========

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
 Accounts payable                              $ 16,462   $ 16,598
 Accrued liabilities                             36,796     40,195
 Income taxes payable                            30,128     28,931
 Accrued restructuring costs                     15,928     13,735
 Deferred income                                  8,079      7,646
 Current portion of long-term debt                    -     68,071
                                              ---------- ----------
  Total current liabilities                     107,393    175,176

Deferred taxes and other tax liabilities         28,077     28,077

PMC special shares convertible into 2,677
 (2004 - 2,897) shares of common stock            3,636      4,434

Stockholders' equity
 Capital stock and additional paid in capital   907,432    893,704
 Accumulated other comprehensive income (loss)     (453)       350
 Accumulated deficit                           (590,911)  (594,717)
                                              ---------- ----------
  Total stockholders' equity                    316,068    299,337
                                              ---------- ----------
                                              $ 455,174  $ 507,024
                                              ========== ==========


(1) Total cash and marketable investments, current and non-current, comprised of Cash and short-term investments plus Investments in bonds and notes, totaled $361.9 million and $413.8 million at July 3, 2005 and December 26, 2004, respectively.


                           PMC-Sierra, Inc.
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (in thousands)
                              (unaudited)

                                                  Six Months Ended
                                               ---------------------
                                                  Jul 3,     Jun 27,
                                                   2005       2004

Cash flows from operating activities:
 Net income                                    $   3,806  $  32,256
  Adjustments to reconcile net income to net
  cash provided by operating activities:
   Depreciation and amortization                   5,805      8,694
   Gain on disposal of property and equipment       (184)         -
   Impairment of goodwill and
    purchased intangible assets                      538          -
   Loss on extinguishment of debt                  1,618      1,845
   Gain on sale of investments and other assets   (1,255)    (8,587)
   Reversal of write-down of excess inventory          -       (651)
   Changes in operating assets and liabilities:
    Accounts receivable                           (5,155)    (7,316)
    Inventories                                    1,111      1,626
    Prepaid expenses and other current assets     (1,070)    (3,616)
    Accounts payable and accrued liabilities      (2,452)    (8,638)
    Income taxes payable                           1,780      8,600
    Accrued restructuring costs                    2,193     (4,016)
    Deferred income                                  432      2,213
                                               ---------- ----------
     Net cash provided by operating activities     7,167     22,410
                                               ---------- ----------

Cash flows from investing activities:
 Purchases of short-term
  available-for-sale investments                 (82,389)      (288)
 Proceeds from sales and maturities of
  short-term available-for-sale investments      141,084     60,373
 Purchases of long-term available-for-sale
  investments in bonds and notes                 (10,231)  (177,991)
 Proceeds from sales and maturities
  of long-term available-for-sale
  investments in bonds and notes                  44,760    111,291
 Purchases of investments and other assets        (2,000)    (5,905)
 Proceeds from sale of investments
  and other assets                                   734     10,094
 Proceeds from refund of wafer
  fabrication deposits                             1,634          -
 Purchases of property and equipment              (2,666)    (5,220)
 Proceeds from sale of property                    2,604          -
 Purchase of intangible assets                    (1,530)    (2,354)
                                               ---------- ----------
     Net cash provided by (used in)
      investing activities                        92,000    (10,000)
                                               ---------- ----------

Cash flows from financing activities:
 Repurchase of convertible subordinated notes    (70,177)  (106,929)
 Proceeds from issuance of common stock           12,715     13,304
                                               ---------- ----------
     Net cash used in financing activities       (57,462)   (93,625)
                                               ---------- ----------

Net increase (decrease) in cash
 and cash equivalents                             41,705    (81,215)
Cash and cash equivalents,
 beginning of the period                         121,276    225,959
                                               ---------- ----------
Cash and cash equivalents, end of the period   $ 162,981  $ 144,744
                                               ========== ==========



    CONTACT: PMC-Sierra Contacts:
             VP Finance & CFO
             Alan Krock, 1 408-988-1204
             or
             Director, Investor Relations and Corp. Communications David Climie, 1 408-988-8276
             or
             Manager, Corp. Communications
             Susan Kirk, 1 408-988-8515
             email: susan_kirk@pmc-sierra.com